UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2010

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ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA	92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 19, 2010, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) filed an amendment on Form 10-K/A (the “Amendment”), amending the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which the Company filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2010 (the “Original 10-K”).  The Company filed the Amendment to correct certain items in its financial statements and notes thereto, and in certain related financial information and disclosures, that were included in the Original 10-K as filed, and to make certain other amendments to the Original 10-K.

The corrections to the financial statements relate primarily to the treatment of $147,747 of transaction costs relating to the merger transaction between the Company and Cellegy Pharmaceuticals, Inc., which was effective April 1, 2009.  As previously reported in its financial statements and in the Original 10-K, this $147,747 of transaction costs was considered as part of the assets acquired by the Company and was included in the financial statements as a reduction of additional paid-in capital.  As a result of the application of ASC 805 (formerly FSP FAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”), which became effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, all acquisition-related costs are required to be expensed as incurred.  As a result, the Company determined that the $147,747 of transaction costs relating to the Cellegy merger transaction should be reflected in the financial statements relating to the 2010 fiscal year as an expense and not as part of the assets acquired and a reduction of additional paid-in capital.

The effect of this change to the financial statements is, among other things, an increase in the Company’s reported net loss for the 2010 fiscal year of $147,747, from $6,559,623 to $6,707,370, an increase in the Company’s reported loss from operations for the 2010 fiscal year of $147,747, from $3,833,574 to $3,981,321, no change to total equity, and no change to earnings per share.

Prior to the filing of the Original 10-K, the Company submitted the corrections described above to its financial printer for inclusion in the Original 10-K and believed the corrections would be included in the Original 10-K. However, the corrections were not included in the Original 10-K as filed.

On July 15, 2010, the Company reviewed the Original 10-K and determined that the corrections described above were not included in the Original 10-K.  The Company reviewed the Original 10-K on July 15 and July 16, 2010, and on July 16, 2010, the Company’s board of directors and management discussed with Mayer Hoffman McCann, P.C., the Company’s independent auditors (“MHM”), matters relating to the corrections discussed above and determined to file the Amendment.

The Company has provided MHM with a copy of this Current Report on Form 8-K and requested that MHM furnish a letter to the Company addressed to the Securities and Exchange Commission stating whether MHM agrees with the statements made on this Form 8-K.  Within two business days after the Company’s receipt of the letter, the Company will amend this Form 8-K to include such letter as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	July 19, 2010	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer